Exhibit 4.2

KARYOPHARM THERAPEUTICS INC.

THIRD AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

July 26, 2013

i

3.11	Additional Investors and Founders	20

ii

THIRD AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 26th day of July, 2013, by and among Karyopharm Therapeutics Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor”, and the Founders (as defined below).

RECITALS

WHEREAS, the Company and certain of the parties hereto entered into a Second Amended and Restated Investors’ Rights Agreement, dated as of April 17, 2013 (the “Prior Agreement”); and

WHEREAS, in order to induce certain of the Investors to purchase shares of the Series B-1 Preferred Stock of the Company, par value $0.0001 per share (the “Series B-1 Preferred Stock”), pursuant to the Series B-1 Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and the parties thereto (as amended and/or restated from time to time, the “Purchase Agreement”), the parties hereto hereby agree that this Agreement shall replace the Prior Agreement and govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Registration Rights.  The Company covenants and agrees as follows:

1.1                               Definitions.  For purposes of this Section 1:

(a)                                 The term “Act” means the Securities Act of 1933, as amended.

(b)                                 The term “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

(c)                                  The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)                                 The term “Founder” or “Founders” means the founders listed on Schedule B attached hereto.

(e)                                  The term “Holder” or “Holders” means any holder of Registrable Securities who is a party to this Agreement.

(f)                                   The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(g)                                  The term “Major Investor” means (i) any Investor that, individually or together with such Investor’s affiliates, holds at least 5% of the outstanding capital stock of the Company, on a fully-diluted basis, (ii) Delphi Ventures VIII, L.P., so long as it and its affiliates and related funds holds at least 2,000,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) and (iii) solely with respect to Sections 2.1, 2.2 and 2.3 hereof, PFM Healthcare Master Fund, L.P. and New Leaf Ventures II, L.P.

(h)                                 The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(i)                                     The term “Preferred Stock” means, collectively, shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series B Preferred Stock, and Series B-1 Preferred Stock.

(j)                                    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(k)                                 The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(l)                                     The number of “Registrable Securities” outstanding means the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(m)                             The term “Rule 144” shall mean Rule 144 under the Act.

(n)                                 The term “SEC” shall mean the Securities and Exchange Commission.

(o)                                 The term “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

(p)                                 The term “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.0001 per share.

(q)                                 The term “Series A-3 Preferred Stock” means shares of the Company’s Series A-3 Preferred Stock, par value $0.0001 per share.

(r)                                    The term “Series A-4 Preferred Stock” means shares of the Company’s Series A-4 Preferred Stock, par value $0.0001 per share.

(s)                                   The term “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

(t)                                    The term “Voting Agreement” shall have the meaning set forth in the Purchase Agreement.

1.2                               Request for Registration.

(a)                                 Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) April 1, 2015 or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $5,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use its best efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)                                 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a).  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the Initiating Holders holding a majority of Registrable Securities to be registered, and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Initiating Holders holding a majority of the Registrable Securities to be registered).  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.  For purposes of the provisions of this paragraph concerning apportionment, for any selling securityholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

(c)                                  Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)                                     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

(ii)                                  during the one hundred eighty (180) day period commencing with the effective date of the Initial Offering;

(iii)                               after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;

(iv)                              upon written notice to the Initiating Holders within thirty (30) days of receipt of a written request pursuant to Section 1.2(a) that the Company intends to file a registration statement for an Initial Offering within sixty (60) days following the date of such Company notice;

(v)                                 if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(vi)                              if the Company shall furnish to the Initiating Holders a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for the registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period, or such shorter period of deferral of such filing (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3                               Company Registration.

(a)                                 If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)                                 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)                                  Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock or other securities, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters.  If the total amount of securities, including Registrable Securities, requested by securityholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering.  In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded.  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders, provided, however, that in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.  For purposes of the preceding sentence concerning apportionment, for any selling securityholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4                               Form S-3 Registration.  If, subsequent to the Company becoming eligible to file a registration statement on Form S-3, the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance under securities or Blue Sky laws with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)                                 promptly give written notice of the proposed registration, and any such related qualification or compliance, to all other Holders; and

(b)                                 use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)                                     if Form S-3 is not available for such offering by the Company;

(ii)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii)                               if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for the registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Holders initiating such registration, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period, or such shorter period of deferral of such filing (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv)                              if the Company has, within the twelve (12)-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; and

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                                  If the Holders initiating such registration intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a).  The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d)                                 Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders initiating such registration.  Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5                               Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, on an as-converted basis, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)                                  furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)                                   notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)                                  promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(h)                                 cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(i)                                     provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6                               Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably necessary to effect the registration of such Holder’s Registrable Securities.

1.7                               Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.  In addition, the fees and disbursements of one counsel for the selling Holders and other reasonable direct costs for the selling Holders (other than underwriting discounts and commissions) shall be borne by the Company, provided, however, that such expenses shall be limited to a maximum of $50,000. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities, on an as-converted basis, to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities, on an as-converted basis, agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.8                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b)                                 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission to so deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)                        If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10                        Reports Under the 1934 Act.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner, affiliate, affiliated partnership or fund, director or officer or stockholder of such Holder, (ii) is a Holder’s spouse, child, parent, aunt, uncle, sibling, grandchild or other relative approved by the Board of Directors of the Company (“Approved Family Member”) or trust, partnership or limited liability company established by a Holder for the benefit of, or the ownership interests are wholly-owned by, Holder or such Holder’s Approved Family Members, or (iii) is a party who acquires at least twenty-five percent (25%) of the Holder’s Registrable Securities, provided:  (a) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, on an as-converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities; provided that this limitation shall not apply to any additional Investor who purchases shares of Series B Preferred Stock pursuant to the Company’s Series B Preferred Stock Purchase Agreement dated as of April 17, 2013, as amended to date (the “Series B Purchase Agreement”), and becomes a party to this Agreement in accordance with Section 3.11.

1.13                        “Market Stand-Off” Agreement.

(a)                                 Each Holder and each Founder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the one hundred eighty day (180)-day period commencing on the date of the final prospectus relating to the Company’s Initial Offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions set forth in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any similar successor rules or amendments thereto), (A) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or Founder, as applicable, or are thereafter acquired), or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders and Founders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements.  In the event that any person described in the preceding sentence is released from the restrictions set forth in this Section 1.13(a), it shall be a condition of such release that all Holders and Founders shall also be so released.  The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder and each

Founder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities and other securities covered by the foregoing covenant of each Holder and each Founder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b)                                 Each Holder and each Founder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities and other securities covered by the foregoing covenant of each Holder and each Founder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

1.14                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Initial Offering, (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder (A) holds less than one percent (1%) of the Company’s outstanding Common Stock and (B) all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 or (iii) after the consummation of a Liquidation Event, as that term is defined in the Company’s Certificate of Incorporation, as may be amended from time to time (the “Certificate of Incorporation”).

2.                                      Covenants of the Company.

2.1                               Delivery of Financial Statements.  The Company shall deliver to each Major Investor, for so long as such party remains a Major Investor:

(a)                                 as soon as practicable, but in any event within two hundred seventy (270) days after the end of fiscal year 2012 and one hundred eighty (180) days after the end of each subsequent fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail and prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, and, unless otherwise waived by the Board of Directors, audited and certified by independent public accountants of nationally recognized standing selected by the Company; provided however that in the event the Board of Directors waives the requirement that the year-end financial reports be audited and certified by independent public accountants of nationally recognized standing selected by the Company, then the Company shall be obligated to deliver such unaudited year-end financial reports within ninety (90) days after the end of each fiscal year of the Company, and such unaudited year-end financial reports shall be prepared in accordance with GAAP, consistently applied (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, such quarterly reports to be in reasonable detail, and prepared in accordance with GAAP, consistently applied (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month and an unaudited balance sheet as of the end of such month, in reasonable detail and compared against the Company’s budget and operating plan for such period;

(d)                                 as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and operating plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e)                                  such other reasonable information relating to the financial condition, business or corporate affairs of the Company as any Major Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

2.2                               Inspection.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records (but not more than once in any six (6)-month period) and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3                               Termination of Information and Inspection Covenants.  The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earliest to occur of (i) the consummation of the Company’s Initial Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur, or (iii) the consummation of a Liquidation Event, as that term is defined in the Certificate of Incorporation.

2.4                               Right of First Refusal.  Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Investor and to each Founder (together with each Investor, an “RFR Offeree”) a right of first refusal with respect to all future sales by the Company of its Shares (as hereinafter defined), subject to the exceptions set forth in Section 2.4(d).

Subject to paragraph (d), each time the Company proposes to offer any (i) shares of Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into or exchangeable for capital stock of the Company (collectively, “Shares”), the Company shall first make an offering of such Shares to each RFR Offeree in accordance with the following provisions:

(a)                                 The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the RFR Offerees stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)                                 By written notification received by the Company within twenty (20) calendar days after the giving of the Notice, each RFR Offeree may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held by such RFR Offeree (assuming full conversion and exercise of all convertible and exercisable securities then outstanding and held by such RFR Offeree) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).

(c)                                  If all Shares that RFR Offerees are entitled to purchase pursuant to subsection 2.4(b) are not elected to be purchased as provided in subsection 2.4(b) hereof, the Company may, during the one hundred twenty (120)-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the RFR Offerees in accordance herewith.

(d)                                 The right of first refusal in this Section 2.4 shall not be applicable to the issuance of Exempted Securities, as such term is defined in the Certificate of Incorporation.  In addition to the foregoing, the right of first refusal in this Section 2.4 shall not be applicable with respect to any RFR Offeree in any offering of Shares if (i) at the time of such offering, the RFR Offeree is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act, and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e)                                  The rights provided in this Section 2.4 may not be assigned or transferred by any RFR Offeree; provided, however, that an Investor that is a venture capital fund may assign or transfer such rights to an affiliate of such Investor or an affiliated venture capital fund.

(f)                                   This Section 2.4 shall terminate and be of no further force or effect immediately prior to the consummation of the earlier of (i) the Initial Offering or (ii) a Liquidation Event, as that term is defined in the Certificate of Incorporation.

2.5                               Observer Rights.  (a) As long as Foresite Capital Fund I, L.P., together with its affiliates (collectively, “Foresite”), owns not less than twenty-five percent (25%) of the shares of the Series B-1 Preferred Stock purchased by Foresite under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Foresite, which representative of Foresite shall be James Tananbaum, unless otherwise agreed to by a majority of the members of the Board of Directors of the Company (the “Foresite Observer”), and (b) as long as Sharon Shacham (“Shacham”) and Giulio Draetta (“Draetta”) remain associated with the Company, the Company shall invite Shacham and Draetta (Shacham, Draetta and the Foresite Observer, each an “Observer” and collectively the “Observers”) to attend all meetings of its Board of Directors (and, with respect to the Foresite Observer, any meetings of the committees of the Board of Directors) in a nonvoting observer capacity and, in this respect, shall give each Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that each Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude any Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Observer or the stockholder such Observer represents is a competitor of the Company. Notwithstanding the foregoing, Foresite shall not have the right to appoint an Observer at any time during which Foresite has the right to nominate a director to the Company’s Board of Directors pursuant to Section 3(e) of the Voting Agreement.

2.6                               Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.6 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 2.6; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such

Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; and provided, further, that the Company acknowledges that Foresite is in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company, and nothing in this Agreement shall preclude or in any way restrict Foresite from investigating, investing, advising or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company, as long as Foresite complies with its obligations under this Section 2.6.

2.7                               Board Expenses.  The Company shall reimburse the directors and the Observers for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors and board committees, as well as any other activities required and/or requested by the Board of Directors of any such person.

2.8                               Use of Proceeds.  The Company shall use the proceeds from the sale of the Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series B Preferred Stock, and Series B-1 Preferred Stock for working capital and general corporate purposes, subject to any necessary consents required under the Certificate of Incorporation.

2.9                               Future Rights of First Refusal and Registration Rights.  If the Company issues any securities which are entitled to rights of first refusal or registration rights that are superior to those rights of first refusal or registration rights to which the Investors are entitled hereunder, the Company shall grant the same rights to the Investors.

2.10                        Directors’ and Officers’ Insurance.  The Company shall obtain and shall thereafter maintain in full force and effect directors’ and officers’ liability insurance, in an amount and form and on terms satisfactory to the Board of Directors; provided that the Company shall have no obligation to obtain such coverage if the Board of Directors determines that the cost of such coverage would be unreasonable.

2.11                        Employee Equity Incentive Plan.  Any awards or modifications to awards under the Company’s 2010 Stock Incentive Plan (as may be amended from time to time, the “Stock Plan”) after the date hereof shall be approved by the Board of Directors, including a majority of the non-employee directors, or a Compensation Committee of the Board of Directors of the Company, if so designated.  Unless otherwise approved by the Board of Directors (including a majority of the Preferred Directors (as defined in the Certificate of Incorporation) after the date hereof) or the Compensation Committee, (A) all awards to Founders under the Stock Plan shall be subject to vesting as follows: (i) 25% to vest on the first anniversary of the date of grant or the commencement of service, with the remaining 75% to vest in equal monthly installments over the next 36 months thereafter and the agreements evidencing such awards shall contain “Market Stand Off” agreements having terms that are substantially comparable to the terms of Section 1.13 above, and (ii) in the event that there is a Liquidation Event (as defined in the Certificate of Incorporation), 100% acceleration upon such Liquidation Event, and (B) all awards other than awards to Founders under the Stock Plan shall be subject to vesting as follows: (i) 25% to vest on the first anniversary of the date of grant or the commencement of service, with the remaining 75% to vest in equal monthly installments over the next 36 months thereafter and the agreements evidencing such awards shall contain “Market Stand Off” agreements having terms that are substantially comparable to the terms of Section 1.13 above, and (ii) in the event that there is a Liquidation Event (as defined in the Certificate of Incorporation), 100% acceleration upon such Liquidation Event, and (B) all awards other than awards to Founders under the Stock Plan shall be subject to vesting as follows:  25% to vest on the first anniversary of the date of grant or the commencement of service, with the remaining 75% to vest in equal monthly installments over the next 36 months thereafter and the agreements evidencing such awards shall contain “Market Stand Off” agreements having terms that are substantially comparable to the terms of Section 1.13 above.  Any increase in the number of shares reserved for issuance under the Stock Plan shall require the approval of the Board of Directors (including a majority of the Preferred Directors).  The Board of Directors (including a majority of the Preferred Directors) may amend, suspend or terminate the Stock Plan or any portion thereof at any time.  If the Company establishes a Compensation Committee, such committee shall consist solely of non-management directors.  Each director elected by the holders of the Preferred Stock shall be entitled in such director’s discretion to be a member of such committee.

2.12                        Agreements with Employees.

(a)                                 The Company shall require (i) all persons now or hereafter employed by the Company and (ii) all independent contractors utilized by the Company who have access to confidential or proprietary information of the Company to enter into agreements that include non-disclosure and assignment of inventions provisions and shall require all key employees now or hereafter employed by the Company to enter into agreements containing non-competition and non-solicitation provisions, each in such form as may be approved by the Board of Directors of the Company.

(b)                                 The Company agrees that it will not, without the prior approval of the Board of Directors, including a majority of the Preferred Directors, terminate, amend or waive any rights under any inventions, confidentiality, non-competition or restricted stock agreement between the Company and any Founder.

2.13                        Investor Director Approval.  The Company shall not, without the approval of the Board of Directors of the Company, including a majority of the Preferred Directors: (a) enter into any business other than the business conducted by the Company as of the date hereof, or (b) increase the authorized number of directors constituting the Board of Directors of the Company.

2.14                        Termination of Certain Covenants.  The covenants set forth in Sections 2.4 through 2.13 shall terminate and be of no further force or effect immediately prior to the consummation of the earlier of (i) the Company’s Initial Offering or (ii) a Liquidation Event, as that term is defined in the Certificate of Incorporation.

3.                                      Miscellaneous.

3.1                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2                               Governing Law.  This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the Commonwealth of Massachusetts (without reference to the conflict of law provisions thereof), as to all other matters.

3.3                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5                               Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).  If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to WilmerHale LLP, 850 Winter St., Waltham, MA 02451, Attn: Joshua D. Fox, Esq.

3.6                               Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7                               Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.8                               Entire Agreement; Amendments and Waivers.  This Agreement (including the Exhibits and Schedules hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and supersedes all prior understandings and agreements with respect to such subject matter, including, without limitation, the Prior Agreement.  Subject to the limitations set forth in this Section 3.8, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investors holding at least sixty-seven percent (67%) of the voting power of all Registrable Securities then held by Investors; provided, however, that this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion.  Notwithstanding the foregoing, (a) Section 2.4 of this Agreement may only be amended or terminated and the observance of Section 2.4 of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and RFR Offerees holding a majority of the voting power of all outstanding shares of capital stock then held by all RFR Offerees; provided, however, that Section 2.4 of this Agreement may not be amended or terminated and the observance of Section 2.4 of this Agreement may not be waived with respect to any RFR Offeree without the written consent of such RFR Offeree unless such amendment, termination or waiver applies to all RFR Offerees in the same fashion (it being agreed that a waiver of the provisions of Section 2.4 with respect to a particular transaction shall be deemed to apply to all RFR Offerees in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain RFR Offerees may nonetheless, by agreement with the Company, purchase securities in such transaction) and (b) Section 2.5(a) of this Agreement may only be amended or terminated and the observance of Section 2.5(a) of this Agreement may only be waived with the written consent of the Company and Foresite Capital Fund I, L.P.  Any amendment, termination or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, each Founder and the Company.

3.9                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.10                        Aggregation of Stock.  All Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.11                        Additional Investors and Founders.  Notwithstanding Section 3.8, no consent shall be necessary for the Company to add any purchaser of Preferred Stock as an additional Investor or to add any person designated as a Founder in the Company’s First Refusal and Co-Sale Agreement (as defined in the Purchase Agreement) as a Founder hereunder through execution by such purchaser or founder and the Company of an Adoption Agreement substantially in the form attached hereto as Exhibit A (the “Adoption Agreement”).  This Agreement shall be binding on any person or entity who becomes a stockholder of the Company through permitted assignment or transfer by an Investor or Founder, including such Investor’s or Founder’s heirs, successors, and permitted transferees and assigns; provided that for any such transfer or assignment to be deemed effective, the transferee or assignee shall have executed and delivered an Adoption Agreement.  Upon the execution and delivery of an Adoption Agreement by the Company and a transferee, assignee or purchaser, such transferee, assignee or purchaser shall be deemed to be a party hereto as if the signature of such transferee, assignee or purchaser appeared on the signature pages hereto.  By its execution hereof or any Adoption Agreement, such transferee, assignee or purchaser appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Michael Kauffman
Michael Kauffman
Chief Executive Officer

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

CHIONE LTD.

	By:	/s/ Marcin Czernik

	Name:	Marcin Czernik

	Title:	Director

Address:	Simou Menandrou, 8
RIA COURT 8, 1st floor, Flat/Office 101
P.C. 6015, Lanarca, Cyprus

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

PLIO LIMITED

	By:	/s/ Marcin Czernik

	Name:	Marcin Czernik

	Title:	Director

Address:	Simou Menandrou, 8
RIA COURT 8, 1st floor, Flat/Office 101
P.C. 6015, Lanarca, Cyprus

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DELPHI VENTURES VIII, L.P.

	By:	Delphi Management Partners VIII, LLC
General Partner

/s/ Deepika R. Pakianathan
Deepika R. Pakianathan
Managing Member

Address:		c/o Delphi Ventures
3000 Sand Hill Road #1-135
Menlo Park, CA 94025

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

DELPHI BIOINVESTMENTS VIII, L.P.

	By:	Delphi Management Partners VIII, LLC
General Partner

/s/ Deepika R. Pakianathan
Deepika R. Pakianathan
Managing Member

Address:		c/o Delphi Ventures
3000 Sand Hill Road #1-135
Menlo Park, CA 94025

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Foresite Capital Fund I, L.P.

By:	Foresite Capital Management I, LLC
Its:	General Partner

By:	/s/ James Tananbaum
Name:	James Tananbaum
Title:	Managing Member

Address:

Foresite Capital IV-B, LLC

By:	Foresite Capital IV-B Management, LLC
Its:	Managing Member

By:	/s/ James Tananbaum
Name:	James Tananbaum
Title:	Managing Member

Address:

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

PFM Healthcare Principals Fund, L.P.

By:	Partner Investment Management, L.P.
Its:	Investment Manager

	By:	/s/ Eric Moore
Name: Eric Moore
Title: CFO

PFM Healthcare Master Fund, L.P.

By:	Partner Fund Management, L.P.
Its:	Investment Manager

	By:	/s/ Eric Moore
Name: Eric Moore
Title: CFO

Address:		Four Embarcadero Center
Suite 3500
San Francisco, CA 94111

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

New Leaf Ventures II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its:	General Partner

	By:	New Leaf Venture Management II, L.L.C.
	Its:	General Partner

	By:	/s/ Craig L. Slutzkin
Craig L. Slutzkin
Chief Financial Officer

Address:		7 Times Square, Suite 3502
New York, New York 10036
Telephone: (646) 871-6400
Facsimile: (646) 871-6450
Email: craig@nlvpartners.com

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR AND FOUNDER:

Michael Kauffman

/s/ Michael Kauffman

Address:	15 Bontempo Rd, Newton, MA 02459

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDER:

Sharon Shacham

/s/ Sharon Shacham

Address:	15 Bontempo Rd, Newton, MA 02459

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

FOUNDER :

Sharon Shechter

/s/ Sharon Shechter

Address:	18 Ivy Lane
Andover, MA 01810

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

INVESTOR AND FOUNDER :

Raphael Nir

/s/ Raphael Nir

Address:	20 Beaufort Ave.
Needham, MA 02492

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

FOUNDER :

Edward Roberts

/s/ Edward Roberts

Address:	1 Rolling View Lane
Fallbrook, CA 92028

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

FOUNDER :

Guy Higgins

/s/ Guy Higgins

Address:	561 Fairlawn Avenue
Toronto, ON M5M IV7
Canada

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

INVESTOR AND FOUNDER :

Gary Robinson

/s/ Gary Robinson

Address:	57 Joseph Rd
Framingham, MA 01701

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

FOUNDER :

John Quackenbush

/s/ John Quackenbush

Address:	12 Walpole Street
Dover, MA 02030

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

FOUNDER :

Mick Correll

/s/ Mick Correll

Address:	4 Kinnaird St
Cambridge, MA 02139

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

FOUNDER :

Vincent Sandanayaka

/s/ Vincent Sandanayaka

Address:	10 Laurel Ave.
Northboro, MA 01532

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

FOUNDER :

Michael Christiano

/s/ Michael Christiano

Address:	23 Oakland Square Drive
Pembroke, MA 02359

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

INVESTOR AND FOUNDER :

Araujo Family Trust

/s/ Joseph Araujo

Address:	397 Melrose St.
Toronto, ON M8Z IH2

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

INVESTOR AND FOUNDER :

Consolidated Holdings Investments and Property (Canada) Inc.

/s/ Bill Milgram

Name:	Bill Milgram
Title:	Treasurer
Address:	40 Fairholme Ave
Toronto, ON M6B 2W6
Canada

Bill Milgram

/s/ Bill Milgram

Address:	40 Fairholme Ave
Toronto, ON M6B 2W6
Canada

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

The undersigned hereby waives any and all preemptive rights or rights of first refusal (including any and all rights to receive notices from the Company) it may have had or may have under Section 2.4 of the Investors’ Rights Agreement, dated October 21, 2010, by and among the Company and the other parties thereto, as amended and/or restated to date, with respect to any issuances and sales by the Company of shares of preferred stock prior to the date hereof.

FOUNDER :

Joseph DePinho

/s/ Joseph DePinho

Address:	Joseph DePinho
Two Rodcris Drive
Mahopac, NY 10541

SIGNATURE PAGE TO KARYOPHARM THERAPEUTICS INC.
THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Schedule A

Investors

Chione Ltd.
Michael Kauffman
Raphael Nir
Araujo Family Trust
Gary Robinson
Consolidated Holdings Investments and Property (Canada) Inc.
Fred Lerner
Plio Limited

NB 2012 Family Trust

Liza Berman 2012 Family Trust

Delphi Ventures VIII, L.P.

Delphi BioInvestments VIII, L.P.

Peter Bang Holding Aps

Juliane Aps

Modaberi, LLC

Foresite Capital Fund I, L.P.

Foresite Capital IV-B, LLC

New Leaf Ventures II, L.P.

PFM Healthcare Principals Fund, L.P.

PFM Healthcare Master Fund, L.P.

Schedule B

Founders

Sharon Shacham

Michael Kauffman

Michael Christiano

Araujo Family Trust

Consolidated Holdings Investments and Property

(Canada) Inc.

Ronald DePinho

Giulio Draetta

Raphael Nir

Edward Roberts

Pam Silver

Gary Robinson

Sharon Shechter

Joseph DePinho

John Quackenbush

Lynda Chin

Mick Correll

Vincent Sandanayaka

Guy Higgins

Exhibit A

Adoption Agreement

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Stockholder”) pursuant to the terms of that certain Third Amended and Restated Investors’ Rights Agreement, dated as of July 26, 2013 (the “Agreement”), by and among the Company and certain of its stockholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Stockholder agrees as follows:

(a)                                 Acknowledgment.  Stockholder acknowledges that Stockholder is acquiring certain shares of the capital stock of the Company, subject to the terms and conditions of the Agreement.

(b)                                 Agreement.  Stockholder (i) agrees that the Stockholder shall be bound by and subject to the terms of the Agreement [as an Investor][as a Founder] and (ii) hereby adopts the Agreement with the same force and effect as if Stockholder were originally a party thereto.

(c)                                  Notice.  Any notice required or permitted by the Agreement shall be given to Stockholder at the address listed below Stockholder’s signature.

EXECUTED AND DATED this              day of                             , 20  .

STOCKHOLDER:

By:
Name and Title

Address:
Fax:

Accepted and Agreed:

KARYOPHARM THERAPEUTICS INC.

By:

Title: